Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Energy West, Incorporated for the quarter ended September 30, 2007, I, Wade F. Brooksby, Chief Financial Officer of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.

Date: November 14, 2007	/s/ Wade F. Brooksby
Wade F. Brooksby
Chief Financial Officer (principal financial officer)